[Letterhead of Kelly & Company]

February 3, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4 included in the Form 8-K dated February 3, 2011 of The Iron Eagle Group, Inc. to be filed with the Securities and Exchange Commission. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.

Sincerely,

/s/Kelly & Company
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Kelly & Company
Costa Mesa, California